Exhibit 99.1

Report of Independent Auditor

To the Board of Directors and Shareholders of
Wheeler Real Estate Investment Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Rivergate Shopping Center (referred to as the “Property”) for the year ended December 31, 2015.

Management’s Responsibility for the Statement
Management is responsible for the preparation and fair presentation of this Statement, in accordance with accounting principles generally accepted in the United States of America, that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on this Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of the Property for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As further discussed in Note 1, on December 21, 2016, Wheeler Real Estate Investment Trust, Inc., through its subsidiary of WHLR-Rivergate, LLC, completed the acquisition of the Property.

The accompanying Statement was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Cherry Bekaert LLP

Virginia Beach, Virginia
January 5, 2017

Rivergate Shopping Center
Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
	(unaudited)
REVENUES:
Rental revenues	$2,151,687	$2,580,635
Tenant reimbursements and other revenues	357,775	454,291

Total Revenues	2,509,462	3,034,926

CERTAIN OPERATING EXPENSES:
Property operating	266,552	344,146
Real estate taxes	207,943	258,349
Repairs and maintenance	1,390	2,600
Other	43,082	58,115

Total Certain Operating Expenses	518,967	663,210

Excess of Revenues Over Certain Operating Expenses	$1,990,495	$2,371,716

See accompanying notes to statements of revenues and certain operating expenses.

Rivergate Shopping Center
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015

1. Business and Purchase and Sales Agreement

On September 21, 2016, Wheeler Real Estate Investment Trust, Inc. (referred to hereafter as the "Trust" or the "Company"), through its subsidiary of WHLR-Rivergate, LLC, a Delaware limited liability company ("WHLR-Rivergate"), entered into a Shopping Center Purchase and Sale Agreement (the “Agreement”) as buyer, with Macon Station, LLC, a Delaware corporation, to acquire Rivergate Shopping Center (the “Property”), a 205,810 square foot shopping center located in Macon, Georgia for a purchase price of approximately $37.25 million. On December 21, 2016, the WHLR-Rivergate completed the acquisition. The Property is 96% occupied with leases expiring through July 2035. The Property is anchored by Publix, which occupies 23% of the total gross leasable area with a lease that expires in October 2020. Other tenants include nationally recognized tenants, Buffalo Wild Wings and Dollar Tree.

2. Basis of Presentation

The Statements of Revenues and Certain Operating Expenses (the “Statements”) have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X, promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income and amortization of above- and below-market leases.

3. Summary of Significant Accounting Policies

Revenue Recognition

The Property leases retail space under various lease agreements with their tenants. All leases are accounted for as noncancelable operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes and insurance costs. Pursuant to the lease agreements, income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates. The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Use of Estimates

The Company has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting periods to present the statements of revenue and certain operating expenses in conformity with accounting principles generally accepted in the United States ("US GAAP"). Actual results could differ from those estimates.

Rivergate Shopping Center
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015
(continued)

4. Revenues

           The weighted average remaining lease terms for tenants at the Property was 5.66 years as of September 30, 2016 (unaudited). Future minimum rentals to be received under noncancelable tenant operating leases for each of the next five years and thereafter, excluding common area maintenance expenses and percentage rent based on tenant sales volume, as of September 30, 2016 (unaudited) and December 31, 2015 were as follows:

	Twelve Months Ending September 30,	Years Ending December 31,

	(unaudited)
2016	—	2,842,656
2017	2,825,029	2,772,680
2018	2,627,185	2,591,821
2019	2,503,086	2,426,887
2020	2,031,791	1,782,079
2021	1,022,119	941,017
Thereafter	5,393,201	5,167,139

	$16,402,411	$18,524,279

The above schedule takes into consideration all renewals and new leases executed subsequent to September 30, 2016 through the date of this report.

5. Tenant Concentrations

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight line basis as of September 30, 2016 (unaudited) and December 31, 2015 (unaudited):

Tenant	September 30, 2016	December 31, 2015
	(unaudited)	(unaudited)
Publix	14.0%	15.6%
Miller-Motte Technical College	13.4%	14.9%

The termination, delinquency or nonrenewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2016 (unaudited) and December 31, 2015 (unaudited).

6. Commitments and Contingencies

The Property is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes that insurance coverage is sufficient to cover these matters. The Company believes that the ultimate settlement of these actions will not have a material adverse effect on the Property’s results of operations.

Rivergate Shopping Center
Notes to Statements of Revenues and Certain Operating Expenses
For the Nine Months Ended September 30, 2016 (unaudited) and the Year Ended December 31, 2015
(continued)

7. Subsequent Events

The Company has evaluated all events and transactions that occurred through January 5, 2017, the date the financial statements were available to be issued, and are not aware of any events that have occurred that would require additional adjustments to or disclosures in the Statements.